                                                     April 27, 2006

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS4

Ladies and Gentlemen:

         At your  request,  we have  examined  the  Registration  Statement  on Form S-3 (File No.  333-131213),  filed by  Residential
Accredit Loans, Inc., a Delaware  corporation (the "Registrant"),  with the Securities and Exchange Commission on January 23, 2006, and
declared  effective on March 3, 2006 (the  "Registration  Statement"),  in connection with the registration under the Securities Act of
1933,  as  amended  (the  "Act") of  Mortgage  Asset-Backed  Pass-Through  Certificates,  Series  2006-QS4  (the  "Certificates").  The
Certificates will be issued pursuant to a Series  Supplement,  dated as of April 1, 2006 to the Standard Terms of Pooling and Servicing
Agreement,  dated as of March 1, 2006,  (together,  the  "Pooling  and  Servicing  Agreement")  as more  particularly  described in the prospectus  dated March 3, 2006 and the  prospectus  supplement  dated April 26,  2006,  relating to the  Certificates  (together,  the
"Prospectus")

         We have  examined  such  instruments,  documents  and records as we deemed  relevant  and  necessary as a basis of our opinion hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents  and the genuineness  of all  signatures;  (b) the  conformity to the originals of all documents  submitted to us as copies;  and (c) the truth, accuracy and completeness of the  information,  representations  and warranties  contained in the records,  documents,  instruments and certificates we have reviewed.

         Based on such examination and the other  assumptions set forth herein,  we are of the opinion that when the Certificates  have been duly executed and delivered in accordance  with the Pooling and Servicing  Agreement and sold,  the  Certificates  will be legally issued,  fully paid and  non-assessable,  and the  holders of the  Certificates  will be  entitled  to the  benefits of the Pooling and
Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy,  insolvency,  reorganization,  arrangement, fraudulent conveyance,  moratorium,  or other laws relating to or affecting the rights of creditors generally and general principles of equity,  including  without  limitation,  concepts  of  materiality,  reasonableness,  good faith and fair  dealing,  and the  possible unavailability of specific  performance or injunctive relief,  regardless of whether such  enforceability is considered in a proceeding in equity or at law.

Residential Accredit Loans, Inc.
April 27, 2006

         We hereby  consent to the  filing of this  opinion as an  exhibit  to the  Registration  Statement  and to the use of our name wherever  appearing in the  Prospectus.  In giving such consent,  we do not consider that we are  "experts,"  within the meaning of the term  as  used in the  Act or the  rules  and  regulations  of the  Commission  issued  thereunder,  with  respect  to any  part of the
Registration Statement, including this opinion, as an exhibit or otherwise.

                                                     Very truly yours,

                                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP